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                                                                      EXHIBIT 21


   The following shall be subsidiaries of the Registrant after consummation of the Reorganization (as defined in the Prospectus included elsewhere in this Registration Statement):

        Name                            Jurisdiction
        ----                            ------------

Snyder Marketing Services, Inc.         Delaware

Snyder Communications, L.P.             Delaware